UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 26, 2003



                                   iCAD, INC.
     -----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            DELAWARE                  1-9341               02-0377419
            --------                  ------               ----------
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)             File Number)       Identification No.)



4 Townsend West, Suite 17, Nashua, New Hampshire                03063
--------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (603) 882-5200
                                                    ----------------------------


--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure


         On November 24, 2003 iCAD, Inc. (the "Company") sold 1,260,000 shares of its common stock for $5.00 per share in a private placement to institutional investors. The Company also issued to such investors additional investment rights to purchase up to an additional 315,000 shares of its common stock at $5.00 per share. These additional investment rights are exercisable immediately after the closing date of the private placement and expire thirty trading days after the date the registration statement referred to below becomes effective. The net proceeds to the Company for the 1,260,000 shares sold were approximately $5.9 million. Ladenburg Thalmann & Co. Inc. served as placement agent for the transaction for which it received compensation, including a five-year warrant to purchase 67,200 shares of Company's common stock at $5.00 per share.


         Under a securities purchase agreement dated November 24, 2003, the Company agreed to register for resale the shares of its common stock sold in the private placement and the shares issuable upon exercise of the additional investment rights. Pursuant to that agreement, the Company intends to file with the Securities and Exchange Commission a registration statement to register for resale those shares.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) - (b) Not Applicable

         (c)    Exhibits.

                  99.1 Securities Purchase Agreement dated November 24, 2003 among the Company and the purchasers named therein

                  99.2     Form of Additional Investment Right

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    iCAD, INC.
                                    (Registrant)


                                    By:/s/ Annette L. Heroux
                                       -------------------------------------
                                       Annette L. Heroux
                                       Chief Financial Officer and Controller


Date: November 25, 2003

                                  EXHIBIT INDEX

         99.1 Securities Purchase Agreement dated November 24, 2003 among the Company and the purchasers named therein

         99.2     Form of Additional Investment Right